UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2011

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 N. Harwood St., 15th Floor, Dallas, Texas		75201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 999-7552

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 11, 2011, the Human Resources and Nominating Committee of the Board of Directors of MoneyGram International, Inc. (the "Company") approved a one-time cash payment of $100,000 (less applicable taxes and withholdings) to be paid to J. Lucas Wimer, the Company's Executive Vice President, Operations & Technology, for relocation expenses in connection with his relocation to Dallas, Texas in order to be in closer proximity to the Company’s principal executive offices. The terms of the one-time payment are memorialized in the attached Relocation Assistance Repayment Agreement (the "Relocation Agreement"), by and between MoneyGram Payment Systems, Inc., a wholly-owned subsidiary of the Company, and J. Lucas Wimer, dated July 15, 2011. Pursuant to the terms of the Relocation Agreement, the relocation payment is subject to full repayment to the Company by Mr. Wimer if (a) Mr. Wimer's employment is voluntarily terminated for any reason other than death or total disability or Mr. Wimer is terminated for Cause (as defined in the Relocation Agreement) within twenty-four months of the date of the Relocation Agreement or (b) Mr. Wimer fails to relocate within one year of the date of the Relocation Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the Relocation Agreement, a copy of which is filed herewith as Exhibit 10.01 and incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

10.01 Relocation Assistance Repayment Agreement, by and between MoneyGram Payment Systems, Inc. and J. Lucas Wimer, dated July 15, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

July 15, 2011	By:	/s/ Steven Piano

Name: Steven Piano
Title: Executive Vice President of Human Resources

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Exhibit Index

Exhibit No.	Description

10.01	Relocation Assistance Repayment Agreement, by and between MoneyGram Payment Systems, Inc. and J. Lucas Wimer, dated July 15, 2011.